[LETTERHEAD OF DELOITTE & TOUCHE LLP]





                          Independent Auditors' Consent


         We consent to the incorporation by reference in the Registration Statement of NCRIC Group, Inc. and subsidiaries on Form S-8 (No. 333-93619) of our report dated February 7, 2000, appearing in the Annual Report on Form 10-KSB of NCRIC Group, Inc. and subsidiaries for the years ended December 31, 1999, 1998 and 1997.


/s/ Deloitte & Touche LLP

McLean, VA
March 10, 2000